Exhibit 99

Scotia Capital Financials Summit 2006 Steve Boyle Chief Financial Officer September 12, 2006 September 12, 2006 September 12, 2006 September 12, 2006 Connected to the Community

Note on Forward-Looking Information This presentation contains certain forward-looking statements with respect to the financial condition, results of operations and business of TD Banknorth. Words such as "expect", "feel", "believe", "will", "may", "anticipate", "plan", "estimate", "intend", "should" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting TD Banknorth's operations. In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or synergies at levels or within time frames originally anticipated and may result in unforeseen integration difficulties. Investors are encouraged to access TD Banknorth's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding TD Banknorth, including information which could affect TD Banknorth's forward-looking statements. TD Banknorth does not undertake any obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Who is TD Banknorth? Headquartered in Portland, Maine Approximately 56% owned by TD Bank Financial Group (TD) Nearly 600 branches and over 750 ATMs located in 8 Northeastern and Mid Atlantic states 9,000 + employees Over $40 billion in assets as of 6/30/06 up from $2 billion in 1991 More than 1.5 million households served Diversified loan and deposit base with emphasis on retail and commercial banking, investments and insurance Poised for continued growth in the Northeast and Mid Atlantic

A Quick History Went public in 1986 Acquisitions are a core competency Completed 26 bank-related acquisitions since 1987 Grown from $2 billion in assets in 1991 to over $40 billion today 51% ownership share sold to TD Bank Financial Group in March 2005 Expanded footprint into the Mid Atlantic in 2006 with the acquisition of Hudson United in January Announced the pending acquisition of Interchange Financial Services Corporation of Saddle Brook, New Jersey

Major Differences between U.S. and Canadian Banking Industry is dominated by 5 large banks while there are still over 9,000 banks and thrifts in the U.S. Major banks have achieved scale across all major consumer products including mortgage and credit cards while in the U.S. both the mortgage and credit card businesses tend to be dominated by a few mono-line players. There are no pre-payment penalties on U.S. mortgages. With the exception of our Shoppers Charge business acquired from Hudson United, TD Banknorth is not in the credit card business. Proprietary mutual funds have been more readily adopted by Canadian investors than U.S. investors. Regional pricing is prevalent even among larger banks. Free checking dominates the personal banking business. U.S. banks are subject to Community Reinvestment Act (CRA), Patriot Act, Bank Secrecy Act and other regulatory requirements. In Canada... In the United States...

New Jersey Maine Pennsylvania Connecticut Massachusetts New Hampshire Vermont New York Extensive Branch Network Throughout the Northeast * On April 13, 2006, TD Banknorth announced the acquisition of Interchange Financial Services Corporation of Saddle Brook, NJ. 587 TD Banknorth Branches 30 Interchange Branches * More than 750 ATMs 33 TD Banknorth Wealth Management offices 28 TD Banknorth Insurance Agency, Inc. offices 97 Bancnorth Investment Group offices Branches as of 6/30/06.

Deposit Market Share (Pro forma) (Pro forma) (Pro forma)

Median Household Income ME NH VT MA CT NJ NY PA HH Median Income 41.6 59.5 45.9 63.2 63.5 63.1 51.2 48.5 Median household income in most of TD Banknorth's markets exceeds the U.S. national average of $49,700. Source: SNL. $ Thousands

Loans and Deposits Diversified Geographically Pro forma Loans (1) Pro forma Deposits (2) Assets Massachusetts 0.275 Connecticut 0.149 New York 0.094 New Jersey 0.126 Pennsylvania 0.021 Maine 0.113 New Hampshire 0.145 Vermont 0.057 Brokered 0.019 Net Loans Massachusetts 0.314 Connecticut 0.121 New York 0.078 New Jersey 0.105 Pennsylvania 0.026 Maine 0.134 New Hampshire 0.118 Vermont 0.065 Other 0.038 Based on TD Banknorth balances as of February 28, 2006 and Interchange Financial Services Corporation balances as of December 31, 2005 Based on FDIC data as of June 30, 2005

Diversified Loans and Deposits Diversified Loan Composition Diversified Deposits Assets Money market and NOW 9508171 Savings 4261150 Noninterest bearing 5960781 Time 6849176 Net Loans Residential real estate loans 2862331 Commercial real estate loans 8752137 Commercial business loans and leases (2) 6593276 Consumer loans and leases (1) 7615043 Balances as of June 30, 2006. (1) Includes apx. $429 million in credit card balances. (2) Includes apx. $317 million in insurance premium finance loans.

Diversified Adjusted Noninterest Income Noninterest Income Deposit services 81105 Merchant and electronic banking 33792 Wealth management 23083 Insurance commissions 30390 Investment planning 10501 Loan fee income 27917 BOLI 15391 Other 22739 Figures are for the six month period ended June 30, 2006. Adjusted Noninterest Income excludes net securities gains/(losses) of 10K.

Strong Asset Quality Total Assets 2001 0.0039 2002 0.0029 2003 0.0024 2004 0.0028 2005 0.0019 Q2 2006 0.0022 NPAs as a % of Total Assets Average Loans 2001 0.0033 2002 0.0029 2003 0.0024 2004 0.0021 2005 0.0016 Q2 2006 0.0014 Net charge-offs as a % of Avg. Loans Net charge-offs to average loans annualized for Q2 2006. Excludes residential real estate loans held for sale.

Consistent Earnings Growth Net Income 2001 266 2002 312 2003 362 2004 402 2005 439 Adjusted Earnings* $ Millions * Adjusted earnings exclude Items of Note. For a reconciliation of GAAP earnings to earnings adjusted for Items of Note, see the reconciliation table at the end of this presentation. 2000 - 2005 5-yr. CAGR 11.7%

Hudson United - Doing What We Said We Would Successful systems conversion in May. 25% cost saves realized. Responding to known retail challenges: Management team in place; Retail incentive plan launched in February; Significant training underway; Retail turnover improving; Completed comprehensive review of branch facilities and are implementing recommendations. Launched major branding campaign and No ATM Fees card in Mid Atlantic in June.

No ATM Fees Card Launch in Mid Atlantic First time in large scale consumer magazines Billboards reaching 50% of commuting audience Over 85 million online impressions Largest effort to date targeting Hispanic audience Largest TV production in TD Banknorth history First time ever on Primetime television Cumulative effect is that we will reach 94% of our target audience an average of 15 times by campaign end

Examples of the Benefit of Being Part of TD TD provided access to capital to facilitate the acquisition of both Hudson United and Interchange. TD guaranteed the issuance of $229 million in subordinated debt saving us approximately $425 thousand annually. Branding of TD Bank Financial Group and TD Ameritrade in U.S. benefits TD Banknorth. TD has provided ongoing expertise in areas of Treasury management, International Banking, strategic sourcing, branch optimization and marketing. The sale to TD has been a win for TD Banknorth shareholders. Excluding any individual tax impact, as of September 5, 2006, the combined value of the cash, TD stock and TD Banknorth stock shareholders received as part of the sale to TD has increased 27% since August 24, 2004 (the day before the transaction was announced), while the KBW Bank Index has increased 13% during that same time.

U.S. Economic/Banking Outlook The U.S. economy continues to expand with 2006 GDP expected to be in the 3% real rate of growth range. We look for unemployment to be in the 4.75% - 5.0% range Unemployment is a key barometer we look at to gauge the strength of the economy. Housing is slowing but is of greater concern in over-heated markets such as Miami, Las Vegas and San Diego. TD Banknorth exposure to the housing sector is relatively modest Competition for loans and deposits remains extremely competitive. Flat/inverted yield curve continues to pressure net interest margin.

Q3 Earnings Update Current Thomson First Call consensus estimate is for TD Banknorth to earn $0.58/share in the third quarter. In light of current interest rate and competitive environment, the Company believes the current EPS estimate is too high. More realistic estimates for the quarter are in the $0.51 - $0.54 range due to a number of factors including: Higher levels of investment in account acquisition, primarily marketing costs, which should result in future benefits; Increase in deposit costs due to a shift in our deposit mix toward higher-priced CDs; Leveling off of both commercial and consumer loans reflecting the current competitive environment for high-quality loans; and A slowdown in noninterest income due to competitive factors across the majority of our fee-income businesses.

What's Next for TD Banknorth? Continue to execute our growth strategy in the Northeast and Mid Atlantic, both organically and through acquisition. Interchange closing anticipated early in the first quarter of 2007, subject to Interchange shareholder approval. Interchange shareholder meeting anticipated in October. Focus on organic loan and deposit growth. Continue to grow and diversify our noninterest income from wealth management, insurance and other businesses. Focus on process improvement and expense control.

Scotia Capital Financials Summit 2006 Steve Boyle Chief Financial Officer September 12, 2006 September 12, 2006 September 12, 2006 September 12, 2006 Connected to the Community

This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. The Company arrives at these measures, indicated by the use of the term "adjusted," by removing "items of note" from the reported GAAP measure. The items of note excluded from adjusted measures and a reconciliation of these non-GAAP measures to the most comparable GAAP measure can be found at the end of this presentation and on our website at www.tdbanknorth.com. The items of note relate to items which management does not believe are indicative of underlying business performance, and typically are the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as the amortization of intangible assets. Items of note may also be other significant gains or losses that are unusual in nature, such as securities gains or losses and prepayment penalties incurred in connection with deleveraging strategies. Because these items and their impact on the Company's performance are difficult to predict, management believes that presentations of adjusted financial measures excluding the impact of these items of note provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. We used the method of purchase accounting to account for TD Bank Financial Group's acquisition of a majority interest in us on March 1, 2005. To most accurately reflect the application of purchase accounting, we use the term "predecessor" to refer to the results of Banknorth Group, Inc., the predecessor entity to TD Banknorth Inc., at the dates and for the periods ending on or prior to February 28, 2005, which are based on historical accounting, and the term "successor" to refer to the results of TD Banknorth Inc. at the dates and for the periods beginning on or after March 1, 2005, which are based on the application of purchase accounting. To assist in the comparability of our financial results and to make it easier to discuss and understand these results, the financial information discussed herein under the heading "Combined" combines the "predecessor period" January 1, 2005 to February 28, 2005 with the applicable "successor period" thereafter. Due to the application of purchase accounting as of March 1, 2005, results for the combined periods may not be comparable to the results for the respective predecessor periods. Note on Non-GAAP Financial Information

TD Banknorth Inc. and Subsidiaries Reconciliation Table - Non-GAAP Financial Information